SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to 240.14a-12

VERMILLION, INC.
(Name of Registrant as Specified In Its Charter)

György B. Bessenyei

Gregory V. Novak

Robert S. Goggin
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

On February 15, 2012, György B. Bessenyei (“Bessenyei”) delivered a notice (the “Nomination Letter”) to the Corporate Secretary of Vermillion, Inc. (the “Company”) of his intent to nominate Gregory V. Novak (“Novak”) and Robert S. Goggin (“Goggin”) for election to the board of directors of the Company at the 2012 annual meeting of stockholders of the Company (the “2012 Annual Meeting”). The Nomination Letter is incorporated herein and attached hereto as Exhibit 1. Bessenyei, Novak and Goggin are sometimes referred to as the “Group” or “Concerned Vermillion Stockholders.” On February 29, 2012, the Group issued a press release announcing its submission of its notice of intent to nominate Novak and Goggin for election to the Company’s board of directors at the 2012 Annual Meeting, in compliance with the applicable provisions of the Company’s bylaws. The press release is incorporated herein and attached hereto as Exhibit 2.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY GYÖRGY B. BESSENYEI, GREGORY V. NOVAK AND ROBERT S. GOGGIN FROM THE STOCKHOLDERS OF VERMILLION, INC. FOR USE AT ITS 2012 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF VERMILLION, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN EXHIBITS 1 AND 3 HERETO AND IS INCORPORATED HEREIN.

EXHIBIT 1

György B. Bessenyei
Schulhausstrasse 11
Walchwil, Switzerland

February 15, 2012

Vermillion, Inc.
12117 Bee Caves Road, Building Three
Suite 100
Austin, TX 78738
Attention: Corporate Secretary

Stockholder Nomination of Directors

Dear Sir or Madam:

I, György B. Bessenyei, am the owner of record of 500 shares of common stock, par value $0.001 per share (“Common Stock”) and the beneficial owner of an additional 90,000 shares of Common Stock, of Vermillion, Inc. (the “Company”). In accordance with Section 2.14 of the Company’s Second Amended and Restated Bylaws (the “Bylaws”), I hereby nominate the following persons to stand for election to be directors of the Company at the Company’s next annual meeting of its stockholders (the “2012 Annual Meeting”): Gregory V. Novak and Robert S. Goggin (the “Nominees”). Based on the date for last year’s annual meeting (June 6, 2011), according to the Bylaws, nominations may be submitted to the Company’s secretary between February 7 and March 8, 2012 for voting/consideration at the Company’s 2012 Annual Meeting. Capitalized terms used without definition herein shall have the meanings provided in the Bylaws.

Mr. Novak is the beneficial owner of 21,700 shares of the Company’s Common Stock. Mr. Goggin is the beneficial owner of 137,900 shares of the company’s Common Stock. Each of Mr. Novak and Mr. Goggin has consented to be nominated and will join me in soliciting proxies on their behalf (Mr. Novak, Mr. Goggin and I are sometimes collectively referred to herein as the “Group” or “our Group”). Each of Mr. Novak, Mr. Goggin and Mr. Bessenyei are “Nominating Persons” as defined in the Bylaws and are acting in concert in proposing the Nominees. Except as set forth in this letter, there are no “affiliates” or “associates” of the Nominating Persons or the Nominees.

It is the Group’s firmly held belief that the Company is in need of new leadership and a fresh perspective on the Board of Directors. The election of Mr. Novak and Mr. Goggin, both experienced independent investors, should significantly improve the oversight function of the Board of Directors.

This letter, and the attachments to it, provides the information required by Section 2.14 of the Bylaws. While we are complying with Section 2.14 of the Bylaws, our Group expressly reserves the right to challenge the validity and lawfulness of certain purported requirements set forth therein, and nothing herein shall constitute a waiver of such rights or claims. Please note that due to the extensive disclosure requirements set forth in Section 2.14 of the Bylaws, many of which are duplicative or redundant, the information provided herein and in the attachments to this letter shall be deemed responsive to all relevant provisions of the Bylaws notwithstanding any specific reference to a particular section or sections of the Bylaws. As provided in Section 2.14(b) of the Bylaws, subject to reserving our rights to challenge the legality or appropriateness of certain provisions of Section 2.14, our Group will provide any updates or supplements to this notice in the times and in the forms required by Section 2.14.

Information Required by Section 2.14(c) of the Bylaws:

Stockholder Information:

György B. Bessenyei (“Bessenyei”), Schulhausstrasse 11, Walchwil, Switzerland Shares of Common Stock held of record: 500. Shares of Common Stock directly or indirectly beneficially owned as defined in Section 2.13(c)(i) of the Bylaws (which number includes the shares owned of record): 90,500.

Robert S. Goggin (“Goggin”), 1528 Walnut Street, #900, Philadelphia, PA 19102. Shares of Common Stock held of record: 0. Shares of Common Stock directly or indirectly beneficially owned as defined in Section 2.13(c)(i) of the Bylaws (which number includes the shares owned of record): 137,900.

Gregory V. Novak (“Novak”) [ADDRESS REDACTED]. Shares of Common Stock held of record: 1,000. Shares of Common Stock directly or indirectly beneficially owned as defined in Section 2.13(c)(i) of the Bylaws (which number includes the shares owned of record): 21,700.

Disclosable Interests:

Bessenyei: No Synthetic Equity Interests. All Synthetic Equity interests previously held have expired. No interest or arrangement described in Section 13(c)(ii)(B) of the Bylaws. No Short Interest. No interest or arrangement described in Section 13(c)(ii)(D) or (E) of the Bylaws.

Information required by Section 13(c)(ii)(F):

Bessenyei is 37 years old. He is a self employed investor and financial advisor. He currently serves as a partner in Oxford Capital Group (Address: Bundesstrasse 1, Zug, Switzerland), a business and financial advisory firm, which he joined in 2011. From prior to 2007 until 2011, Bessenyei served as General Manager of Oxford Capital AG, a predecessor firm to Oxford Capital Group. Oxford Capital Group does not beneficially own any securities of the Company, nor does it have any Disclosable Interests (as defined in the Bylaws), and will not be assisting the Group in soliciting proxies relating to the 2012 Annual Meeting.

Other than Bessenyei, Goggin and Novak, no person has or is expected to contribute more than $500 towards financing the solicitation of proxies in favor of electing the Nominees or opposed to the election of any other persons nominated to stand for election for directorships at the 2012 Annual Meeting. There are no participants (as defined in the SEC’s proxy rules) in the proxy solicitation other than Bessenyei, Goggin and Novak at this time. The Group expects to engage a proxy solicitation firm at an appropriate time, but has not yet done so. Except as described in this letter, no person or entity has lent money or entered into any arrangement for financing or otherwise inducing the purchase, sale or holding by of securities by any member of the Group, or in support of any member of the Group or in opposition to any other candidate for election to the Board of Directors.

The Group expects to utilize any or all of the following to solicit proxies and otherwise support the effort to elect the Nominees: mail, other courier services, phone calls and meetings with stockholders, web sites, advertisements, published materials in print or on the internet, and engagement of a proxy solicitation firm. No proxy solicitation efforts have been undertaken to date, and no proxy solicitation firm has been engaged to date. The Group estimates that the total cost for the proxy solicitation will be approximately [REDACTED]. Such funds are expected to be provided by the members of the Group in the following proportions: 50% by Goggin, 25% by Bessenyei, 25% by Novak. There is no written agreement or formal arrangement among Bessenyei, Goggin and Novak to share such expenses at this time. The sole substantial interest in any proxy solicitation in favor or the Nominees and opposed to any other nominees for election to the Board of Directors by each of Bessenyei, Goggin and Novak is their record and beneficial ownership of shares of Common Stock of the Company, the desire of each of member of the Group to elect Goggin and Novak and, in the case of Goggin and Novak, their desire to be directors of the Company.

Attached to this letter are schedules of all transactions in securities (including but not limited to derivative securities, options and short sales) of the Company by each of Bessenyei, Goggin and Novak during the past two years. No portion of the consideration used by either of Bessenyei or Novak to buy any securities of the Company was borrowed. Goggin utilized a margin loan to purchase a portion (500 shares of Common Stock) of his securities of the Company, which margin loan has been repaid in full.

During the past ten years, Bessenyei has not been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors), nor is he subject to any pending criminal proceedings. Bessenyei is not involved in any material legal proceeding involving the Company and has not had any material interest adverse to the Company. Bessenyei has no family relationship with any officer, director or employee of the Company or any of its subsidiaries. Bessenyei in the past ten years has not been the subject of any order, judgment or decree enjoining or suspending him from acting in any capacity or engaging in any business practice or any other activity in connection with any violation of any securities or commodities laws.

None of Bessenyei, Goggin or Novak has any arrangements regarding future employment with the Company or any of its affiliates or any other arrangements or understandings regarding future transactions with the Company other than Goggin and Novak solely in their capacity as directors of the Company when, as and if elected.

Goggin: No Synthetic Equity Interests. No interest or arrangement described in Section 13(c)(ii)(B) of the Bylaws. No Short Interest. No interest or arrangement described in Section 13(c)(ii)(D) or (E) of the Bylaws. Information required by Section 13(c)(ii)(F):

Goggin is 48 years old. He is an attorney in private practice and an owner and director of Keller & Goggin P.C. (Address: 1528 Walnut Street, #900, Philadelphia, PA 19102), a law firm, and has been for over five years. He holds no directorships and has held none over the past five years. Goggin is a graduate of St. Joseph’s University and holds a J.D. from the Widener School of Law. Keller & Goggin P.C. does not beneficially own any securities of the Company, nor does it have any Disclosable Interests (as defined in the Bylaws), and will not be assisting the Group in soliciting proxies relating to the 2012 Annual Meeting.

For information regarding planned solicitation of proxies, expected methods of solicitation, the funding of solicitation of proxies, any substantial interest in the proxy solicitation, any financing for purposes of acquiring securities of the Company and any arrangements regarding future employment or other transactions with the Company, see above under Bessenyei.

During the past ten years, Goggin has not been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors), nor is he subject to any pending criminal proceedings. Goggin is not involved in any material legal proceeding involving the Company, and except as described in this letter has not had any material interest adverse to the Company. In 2011, Goggin filed suit against the Company in the Court of Chancery of the State of Delaware (Goggin v. Vermillion, C.A. No. 6465-VCN) seeking injunctive and declaratory relief to (i) delay the Company’s 2011 annual meeting of stockholders, (ii) determine whether certain stockholder proposals could be considered and acted upon at that meeting, and (iii) ejoin any threatened use of the Company’s stockholder rights plan. On June 3, 2011, the Court of Chancery denied Goggin’s requested relief. That decision was not appealed by Goggin. Goggin has not been involved in any bankruptcy or similar proceeding either personally or involving any entity in which he was an officer, partner or director within the past two years. Goggin has no family relationship with any officer, director or employee of the Company or any of its subsidiaries. Goggin in the past ten years has not been the subject of any order, judgment or decree enjoining or suspending him from acting in any capacity or engaging in any business practice or any other activity in connection with any violation of any securities or commodities laws.

Novak: No Synthetic Equity Interests. No interest or arrangement described in Section 13(c)(ii)(B) of the Bylaws. No Short Interest. No interest or arrangement described in Section 13(c)(ii)(D) or (E) of the Bylaws. Information required by Section 13(c)(ii)(F):

Novak is 50 years old. Novak is a lawyer in private practice, concentrating in intellectual property law. He is Managing Partner and CEO of Novak Druce + Quigg, LLP (Address: 300 New Jersey Avenue N.W., Fifth Floor, Washington, D.C. 20001), a law firm, where he has been a partner for over five years. In addition, Novak is a partner in HalberdCross LLC (Address: 1000 Louisiana Street, 53rd Floor, 3 Wells Fargo Plaza, Houston, Texas [77002]), a private equity firm, and is a partner in Oxford Capital Group (Address: Bundesstrasse 1, Zug, Switzerland). None of Novak Druce + Quigg, LLP, Oxford Capital Group, or HalberdCross LLC beneficially owns any securities of the Company or holds any Disclosable Interests (as defined in the Bylaws), and none of them will be assisting the Group in soliciting proxies relating to the 2012 Annual Meeting. Novak holds no directorships in any business organization and has held none over the past five years. Novak holds a B.S. from Rice University, an MBA from the Said Business School at Hertford College, Oxford University, and a J.D. from Texas Tech University School of Law. Novak is a member of the Business Advisory Counsel at the Said Business School and a member of the Board of the Max Planck [Institute] Foundation.

During the past ten years, Novak has not been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors), nor is he subject to any pending criminal proceedings. Novak is not involved in any material legal proceeding involving the Company or has had any material interest adverse to the Company. Novak has not been involved in any bankruptcy or similar proceeding either personally or involving any entity in which he was an officer, partner or director within the past two years. Novak has no family relationship with any officer, director or employee of the Company or any of its subsidiaries. Novak in the past ten years has not been the subject of any order, judgment or decree enjoining or suspending him from acting in any capacity or engaging in any business practice or any other activity in connection with any violation of any securities or commodities laws.

Biographies of each of the Nominees (Goggin and Novak) are attached to this letter.

Information on Nominees:

Information required by Section 2.14(c)(iii)(A) of the Bylaws: See the information provided above.

Information required by Section 2.14(c)(iii)(B) of the Bylaws:

Goggin: In addition to the attached biography, attached is a written consent of Goggin to be named in the proxy statement as a nominee and to serving as a director if elected. In addition, please see information provided above, which includes information beyond what is called for with respect to Nominating Persons, and which is or may be responsive to the requirements of Section 2.14(c)(iii) and (iv) of the Bylaws. Goggin would be considered an “independent director” should he be elected to the Company’s Board of Directors.

There are no direct or indirect compensation or other material monetary interests or agreements between the Nominating Persons (and their respective affiliates and associates) and Goggin (and his affiliates and associates) or any persons acting in concert with any of them except as disclosed in this letter.

Novak: In addition to the attached biography, attached is a written consent of Novak to be named in the proxy statement as a nominee and to serving as a director if elected. In addition, please see information provided above, which includes information beyond what is called for with respect to Nominating Persons, and which is or may be responsive to the requirements of Section 2.14(c)(iii) and (iv) of the Bylaws. Novak would be considered an “independent director” should he be elected to the Company’s Board of Directors.

There are no direct or indirect compensation or other material monetary interests or agreements between the Nominating Persons (and their respective affiliates and associates) and Novak (and his affiliates and associates) or any persons acting in concert with any of them except as disclosed in this letter.

Information required by Section 2.14(c)(iii)(C) of the Bylaws: None except as disclosed in this letter.

Please confirm receipt of this letter by contacting me at the address set forth above, as well as by e-mail at george.bessenyei@gmail.com, with a copy to our legal counsel, Eric Simonson, Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, NY 10174-0208 (212-885-5369; ESimonson@BlankRome.com). Please confirm that this submission satisfies the requirements of Section 2.14 of the Bylaws to effect the nomination of persons to stand for election for director of the Company at the 2012 Annual Meeting and constitutes Timely Notice, as defined in the Bylaws. If we do not hear from you by 5:00 PM, Eastern Standard Time, on February 22, 2012, we will assume that this submission fully satisfies such requirements and that the Company has waived any claim to the contrary. If you have any questions or otherwise wish to communicate further, please contact Mr. Bessenyei or Mr. Simonson directly.

Very truly yours,

/s/ György B. Bessenyei

György B. Bessenyei

Attachments:

Biography of Goggin

Biography of Novak

Schedule of Securities Transactions of Bessenyei

Schedule of Securities Transactions of Goggin

Schedule of Securities Transactions of Novak

Written Consent of Goggin

Written Consent of Novak

Cc:	Eric Simonson, Blank Rome LLP

BIOGRAPHY

OF

ROBERT S. GOGGIN

Robert S. Goggin, III, 48 years old, is an attorney in private practice and an owner and director of Keller & Goggin P.C, a law firm with offices in Philadelphia and Trenton, New Jersey. Mr. Goggin is a graduate of St. Joseph’s University and Widener University School of Law. Mr. Goggin began his career in the Philadelphia District Attorney’s Office in 1989. Among other clients, Mr. Goggin has represented various unions including correctional officers, tradesmen and laborers. This experience helped him refine his litigation, reconciliation and management abilities. His success in many cases has resulted in numerous million dollar verdicts in FELA, medical malpractice, products liability, motor vehicle and other serious personal injury cases.

BIOGRAPHY

OF

GREGORY V. NOVAK

Gregory V. Novak, 50 years old, is a lawyer in private practice and Managing Partner and CEO of Novak Druce + Quigg, LLP, a law firm with offices in Washington, D.C., Houston, San Francisco, Silicon Valley and West Palm Beach. Mr. Novak serves as national intellectual property counsel to a number of publicly traded corporations. He also manages Novak Druce’s industry-leading patent re-examination practice. In 2009, Greg Novak launched the Novak Druce Centre for Professional Service Firms at the University of Oxford’s Said Business School. He earned an MBA from the University of Oxford where he was a member of Hertford College. In addition to sponsoring the Novak Druce Centre, Greg sits on the Business Advisory Council at Oxford, is a board member of the Said Business School, and is Chairman of the Global Said Business School Alumni Association. He is also an active alum of Rice University where he is a Community Associate at Will Rice College, sits on the Annual Fund Committee and is a Fundraising Challenge sponsor of two colleges. He also sits on the board of the Max Planck Institute [Foundation].

CONSENT

OF

ROBERT S. GOGGIN

I, Robert S. Goggin, of 1528 Walnut Street, #900, Philadelphia, PA 19102 hereby consents to: (a) being nominated for election to the Board of Directors of Vermillion, Inc. (the “Board”); (b) being named in a proxy statement and other proxy related materials filed with the United States Securities and Exchange Commission as a nominee for election to the Board; and (c) serving as a director on the Board if elected.

/s/ Robert S. Goggin_________________
Robert S. Goggin

February 14, 2012

CONSENT

OF

GREGORY V. NOVAK

I, Gregory V. Novak, of [ADDRESS REDACTED] hereby consents to: (a) being nominated for election to the Board of Directors of Vermillion, Inc. (the “Board”); (b) being named in a proxy statement and other proxy related materials filed with the United States Securities and Exchange Commission as a nominee for election to the Board; and (c) serving as a director on the Board if elected.

/s/Gregory V. Novak___________________
Gregory V. Novak

February 14, 2012

G. B. BESSENYEI

SCHEDULE OF ALL TRANSACTIONS IN SECURITIES OF VERMILLION, INC.
OVER THE PAST TWO YEARS

Description	Date (yyyy-mm-dd)/Time	Buy or Sell	Quantity	Price	Proceeds
VRML Common Stock	2010-08-18, 11:13:34	BUY	5,000	5.6126	$-28,063.00
VRML Common Stock	2010-08-18, 11:14:13	BUY	700	5.54	$-3,878.00
VRML Common Stock	2010-08-18, 11:15:08	BUY	400	5.575	$-2,230.00
VRML Common Stock	2010-08-18, 11:16:07	BUY	500	5.58	$-2,790.00
VRML Common Stock	2010-08-18, 11:16:57	BUY	700	5.57	$-3,899.00
VRML Common Stock	2010-08-18, 11:17:59	BUY	400	5.57	$-2,228.00
VRML Common Stock	2010-08-18, 11:18:59	BUY	700	5.57	$-3,899.00
VRML Common Stock	2010-08-18, 11:19:48	BUY	700	5.53	$-3,871.00
VRML Common Stock	2010-08-18, 11:20:44	BUY	600	5.5275	$-3,316.50
VRML Common Stock	2010-08-18, 11:21:49	BUY	500	5.53	$-2,765.00
VRML Common Stock	2010-08-18, 11:22:50	BUY	300	5.515	$-1,654.50
VRML Common Stock	2010-08-18, 11:23:55	BUY	700	5.515	$-3,860.50
VRML Common Stock	2010-08-18, 11:24:57	BUY	400	5.5425	$-2,217.00
VRML Common Stock	2010-08-18, 11:26:01	BUY	200	5.545	$-1,109.00
VRML Common Stock	2010-08-18, 11:27:02	BUY	500	5.545	$-2,772.50
VRML Common Stock	2010-08-18, 11:28:08	BUY	600	5.545	$-3,327.00
VRML Common Stock	2010-08-18, 11:28:59	BUY	500	5.545	$-2,772.50
VRML Common Stock	2010-08-18, 11:29:50	BUY	500	5.545	$-2,772.50
VRML Common Stock	2010-08-18, 11:30:51	BUY	700	5.55	$-3,885.00
VRML Common Stock	2010-08-18, 11:32:03	BUY	700	5.5	$-3,850.00
VRML Common Stock	2010-08-18, 11:32:53	BUY	500	5.5	$-2,750.00
VRML Common Stock	2010-08-18, 11:34:03	BUY	400	5.49	$-2,196.00
VRML Common Stock	2010-08-18, 11:35:05	BUY	300	5.4975	$-1,649.25
VRML Common Stock	2010-08-18, 11:36:13	BUY	200	5.54	$-1,108.00
VRML Common Stock	2010-08-18, 11:37:12	BUY	500	5.5	$-2,750.00
VRML Common Stock	2010-08-18, 11:38:07	BUY	500	5.5	$-2,750.00
VRML Common Stock	2010-08-18, 11:39:13	BUY	500	5.4975	$-2,748.75
VRML Common Stock	2010-08-18, 11:40:16	BUY	500	5.5	$-2,750.00
VRML Common Stock	2010-08-18, 11:41:09	BUY	800	5.5	$-4,400.00
VRML Common Stock	2010-08-18, 11:42:02	BUY	300	5.5	$-1,650.00
VRML Common Stock	2010-08-18, 11:42:58	BUY	800	5.5	$-4,400.00
VRML Common Stock	2010-08-18, 11:43:58	BUY	600	5.5	$-3,300.00
VRML Common Stock	2010-08-18, 11:45:07	BUY	400	5.5	$-2,200.00
VRML Common Stock	2010-08-18, 11:46:13	BUY	300	5.4675	$-1,640.25

Description	Date (yyyy-mm-dd)/Time	Buy or Sell	Quantity	Price	Proceeds
VRML Common Stock	2010-08-18, 11:47:03	BUY	400	5.43	$-2,172.00
VRML Common Stock	2010-08-18, 11:48:06	BUY	500	5.37	$-2,685.00
VRML Common Stock	2010-08-18, 11:49:07	BUY	400	5.35	$-2,140.00
VRML Common Stock	2010-08-18, 11:49:55	BUY	300	5.39	$-1,617.00
VRML Common Stock	2010-08-18, 11:51:05	BUY	300	5.47	$-1,641.00
VRML Common Stock	2010-08-18, 11:51:57	BUY	400	5.4875	$-2,195.00
VRML Common Stock	2010-08-18, 11:53:08	BUY	300	5.4875	$-1,646.25
VRML Common Stock	2010-08-18, 11:54:14	BUY	500	5.495	$-2,747.50
VRML Common Stock	2010-08-30, 09:40:23	SELL	-200	6.6	$1,320.00
VRML Common Stock	2010-09-14, 09:34:02	SELL	-3,100	5.847419	$18,127.00
VRML Common Stock	2010-09-14, 09:34:09	SELL	-5,600	5.736875	$32,126.50
VRML Common Stock	2010-09-14, 09:34:15	SELL	-8,580	5.54007	$47,533.80
VRML Common Stock	2010-09-14, 09:37:11	SELL	-7,520	5.510266	$41,437.20
VRML Common Stock	2010-09-17, 10:32:58	BUY	1,800	5.5	$-9,900.00
VRML Common Stock	2010-09-17, 12:53:06	BUY	3,200	5.51	$-17,632.00
VRML Common Stock	2010-09-17, 12:53:32	BUY	100	5.51	$-551.00
VRML Common Stock	2010-09-17, 14:04:56	BUY	600	5.52	$-3,312.00
VRML Common Stock	2010-09-17, 14:05:05	BUY	1,000	5.53	$-5,530.00
VRML Common Stock	2010-09-17, 14:05:13	BUY	3,800	5.592105	$-21,250.00
VRML Common Stock	2010-09-20, 09:11:34	SELL	-2,600	5.75	$14,950.00
VRML Common Stock	2010-09-20, 09:11:43	SELL	-300	5.67	$1,701.00
VRML Common Stock	2010-09-20, 09:12:25	SELL	-399	5.66	$2,258.34
VRML Common Stock	2010-09-20, 09:13:47	SELL	-1,701	5.56	$9,457.56
VRML Common Stock	2010-09-20, 09:20:36	SELL	-5,000	5.56	$27,800.00
VRML Common Stock	2010-09-20, 09:52:03	SELL	-500	5.56	$2,780.00
VRML Common Stock	2010-09-20, 12:45:38	BUY	10,000	5.4993	$-54,993.00
VRML Common Stock	2010-09-21, 10:07:29	BUY	4,000	5.4	$-21,600.00
VRML Common Stock	2010-09-22, 11:24:51	BUY	952	5.4	$-5,140.80
VRML Common Stock	2010-09-23, 10:56:13	BUY	4,764	5.47	$-26,059.08
VRML Common Stock	2010-09-23, 15:11:11	BUY	284	5.48	$-1,556.32
VRML Common Stock	2010-09-23, 15:15:47	BUY	1,414	5.41768	$-7,660.60
VRML Common Stock	2010-09-24, 09:49:44	BUY	600	5.4	$-3,240.00
VRML Common Stock	2010-09-27, 15:07:30	BUY	10,000	5.3	$-53,000.00
VRML Common Stock	2010-09-27, 15:40:18	BUY	10,000	5.2	$-52,000.00
VRML Common Stock	2010-09-28, 09:32:00	BUY	8,000	5.0945	$-40,756.00
VRML Common Stock	2010-10-28, 09:31:09	BUY	10,000	4.9	$-49,000.00
VRML Common Stock	2010-11-05, 11:22:46	SELL	-5,000	4.81	$24,050.00
VRML Common Stock	2010-11-05, 11:24:51	BUY	2,665	4.8	$-12,792.00

Description	Date (yyyy-mm-dd)/Time	Buy or Sell	Quantity	Price	Proceeds
VRML Common Stock	2010-11-05, 12:19:56	BUY	7,335	4.85	$-35,574.75
VRML Common Stock	2010-11-05, 13:11:27	BUY	5,000	4.85	$-24,250.00
VRML Common Stock	2010-11-05, 13:12:05	BUY	11,800	4.85	$-57,230.00
VRML Common Stock	2010-11-05, 13:55:12	BUY	13,875	4.85	$-67,293.75
VRML Common Stock	2010-11-16, 09:39:56	SELL	-1,475	5.851864	$8,631.50
VRML Common Stock	2010-11-16, 09:40:21	SELL	-300	5.84	$1,752.00
VRML Common Stock	2010-11-16, 09:40:21	SELL	-300	5.84	$1,752.00
VRML Common Stock	2010-11-16, 09:40:21	SELL	-300	5.84	$1,752.00
VRML Common Stock	2010-11-16, 09:40:22	SELL	-300	5.84	$1,752.00
VRML Common Stock	2010-11-16, 09:40:22	SELL	-300	5.84	$1,752.00
VRML Common Stock	2010-11-16, 09:40:22	SELL	-300	5.84	$1,752.00
VRML Common Stock	2010-11-16, 09:40:22	SELL	-300	5.84	$1,752.00
VRML Common Stock	2010-11-16, 09:40:23	SELL	-100	5.8	$580.00
VRML Common Stock	2010-11-16, 09:40:23	SELL	-100	5.8	$580.00
VRML Common Stock	2010-11-16, 09:40:23	SELL	-100	5.8	$580.00
VRML Common Stock	2010-11-16, 09:40:24	SELL	-100	5.8	$580.00
VRML Common Stock	2010-11-16, 09:40:24	SELL	-100	5.8	$580.00
VRML Common Stock	2010-11-16, 09:40:24	SELL	-100	5.8	$580.00
VRML Common Stock	2010-11-16, 09:40:25	SELL	-400	5.73	$2,292.00
VRML Common Stock	2010-11-16, 09:40:25	SELL	-300	5.73	$1,719.00
VRML Common Stock	2010-11-16, 09:40:25	SELL	-400	5.77	$2,308.00
VRML Common Stock	2010-11-16, 09:40:25	SELL	-100	5.77	$577.00
VRML Common Stock	2010-11-16, 09:40:26	SELL	-100	5.77	$577.00
VRML Common Stock	2010-12-17, 15:47:27	SELL	-100	5.61	$561.00
VRML Common Stock	2011-03-11, 12:03:25	BUY	500	4.56	$-2,280.00
VRML Common Stock	2011-03-15, 15:52:30	SELL	-100	4.12	$412.00
VRML Common Stock	2011-03-15, 15:52:30	SELL	-100	4.12	$412.00
VRML Common Stock	2011-03-17, 11:55:42	SELL	-200	4.12	$824.00
VRML Common Stock	2011-05-25, 09:08:26	SELL	-5,000	5.102	$25,510.00
VRML Common Stock	2011-05-25, 09:31:33	SELL	-20,000	5.1236	$102,472.00
VRML Common Stock	2011-05-25, 09:34:54	SELL	-15,214	5.209744	$79,261.05
VRML Common Stock	2011-05-25, 14:13:52	BUY	200	4.8	$-960.00
VRML Common Stock	2011-05-25, 14:48:40	BUY	5,700	4.890351	$-27,875.00
VRML Common Stock	2011-05-25, 14:55:52	BUY	5,430	4.89	$-26,552.70
VRML Common Stock	2011-05-27, 10:42:52	BUY	200	4.685	$-937.00
VRML Common Stock	2011-05-27, 13:41:04	BUY	7,100	4.839803	$-34,362.60
VRML Common Stock	2011-05-27, 13:43:09	BUY	7,900	4.89	$-38,631.00
VRML Common Stock	2011-05-27, 14:54:40	BUY	800	4.85	$-3,880.00

Description	Date (yyyy-mm-dd)/Time	Buy or Sell	Quantity	Price	Proceeds
VRML Common Stock	2011-05-27, 15:14:46	BUY	12,500	4.880276	$-61,003.45
VRML Common Stock	2011-05-31, 13:53:39	SELL	-17,340	5.503057	$95,423.00
VRML Common Stock	2011-05-31, 14:00:19	SELL	-750	5.48	$4,110.00
VRML Common Stock	2011-05-31, 14:00:28	SELL	-6,400	5.463281	$34,965.00
VRML Common Stock	2011-05-31, 14:02:16	SELL	-5,400	5.403519	$29,179.00
VRML Common Stock	2011-05-31, 14:04:49	SELL	-5,000	5.44	$27,200.00
VRML Common Stock	2011-05-31, 14:10:02	SELL	-940	5.394255	$5,070.60
VRML Common Stock	2011-06-01, 10:10:38	SELL	-4,000	5.5	$22,000.00
VRML Common Stock	2011-06-09, 15:04:54	BUY	2,100	4.47	$-9,387.00
VRML Common Stock	2011-06-09, 15:05:45	BUY	2,900	4.48	$-12,992.00
VRML Common Stock	2011-06-09, 15:06:45	BUY	15,500	4.48	$-69,440.00
VRML Common Stock	2011-06-09, 15:53:46	BUY	1,800	4.48	$-8,064.00
VRML Common Stock	2011-06-09, 15:54:38	BUY	2,700	4.5	$-12,150.00
VRML Common Stock	2011-06-10, 09:32:22	BUY	12,300	4.406911	$-54,205.00
VRML Common Stock	2011-06-13, 09:35:56	BUY	200	4.5	$-900.00
VRML Common Stock	2011-06-13, 09:56:08	BUY	800	4.44125	$-3,553.00
VRML Common Stock	2011-06-13, 11:40:26	BUY	3,240	4.37679	$-14,180.80
VRML Common Stock	2011-06-13, 15:07:43	BUY	1,900	4.44	$-8,436.00
VRML Common Stock	2011-06-13, 15:09:34	BUY	1,000	4.433	$-4,433.00
VRML Common Stock	2011-06-14, 15:56:15	BUY	200	4.01	$-802.00
VRML Common Stock	2011-06-15, 11:15:35	SELL	-100	4.01	$401.00
VRML Common Stock	2011-07-22, 09:50:02	SELL	-100	4.07	$407.00
VRML Common Stock	2011-08-12, 11:20:45	BUY	2,300	2.725217	$-6,268.00
VRML Common Stock	2011-08-18, 10:40:22	BUY	10,000	2.899564	$-28,995.64
VRML Common Stock	2011-08-19, 15:00:55	BUY	1,000	2.689	$-2,689.00
VRML Common Stock	2011-08-22, 10:37:28	BUY	10,000	2.630046	$-26,300.46
VRML Common Stock	2011-08-23, 10:39:05	BUY	260	2.690769	$-699.60
VRML Common Stock	2011-09-14, 10:21:32	SELL	-600	3.055	$1,833.00
VRML Common Stock	2011-09-14, 10:31:31	SELL	-1 7,400	3.008748	$52,352.22
VRML Common Stock	2011-09-14, 12:39:53	SELL	-5,000	3	$15,000.00
VRML Common Stock	2011-10-04, 09:32:40	SELL	-1,400	2.182143	$3,055.00
VRML Common Stock	2011-10-04, 09:32:50	SELL	-3,600	2.14	$7,704.00
VRML Common Stock	2012-02-03, 11:56:37	BUY	500	1.556	$778.00

Derivatives

VRML 18JUN11 5.0 C	2011-05-31, 15:04:10	BUY	-25	0.45	$1,125.00
VRML 18JUN11 5.0 C	2011-06-13, 15:08:47	SELL	25	0.1	$-250.00
VRML 17SEP11 2.5 C	2011-09-09, 11:11:01	BUY	100	0.2	$-2,000.00
VRML 17SEP11 2.5 C	2011-09-14, 09:47:13	SELL	-100	0.7	$7,000.00
VRML 22OCT11 2.5 C	2011-09-20, 10:11:50	BUY	50	1.065	$-5,325.00
VRML 22OCT11 2.5 C	2011-09-20, 10:19:18	BUY	45	1.1	$-4,950.00
VRML 22OCT11 2.5 C	2011-09-20, 10:19:31	BUY	5	1.1	$-550.00
VRML 22OCT11 2.5 C	2011-10-03, 09:32:49	SELL	-100	0.55	$5,500.00
VRML 21JAN12 2.5 C	2011-09-20, 10:09:13	BUY	54	1.5	$-8,100.00
VRML 21JAN12 2.5 C	2011-09-20, 10:19:55	BUY	44	1.65	$-7,260.00
VRML 21JAN12 2.5 C	2011-09-20, 10:50:40	BUY	45	1.6	$-7,200.00
VRML 21JAN12 2.5 C	2011-09-21, 15:33:27	BUY	84	1.6	$-13,440.00
VRML 21JAN12 2.5 C	2011-09-23,15:13:10	BUY	105	1.45	$-15,225.00
VRML 21JAN12 2.5 C	2011-10-03, 12:29:15	BUY	60	1	$-6,000.00

R. GOGGIN

SCHEDULE OF ALL TRANSACTIONS IN SECURITIES OF VERMILLION, INC. OVER THE PAST TWO YEARS

Description	Date(dd/mm/yyyy)	Buy or Sell	Quantity	Price	Proceeds
VRML Common Stock	06/07/2010	Buy	1,000	12.35	$-12,350.00
VRML Common Stock	06/07/2010	Buy	1,500	12.15	$-18,225.00
VRML Common Stock	06/07/2010	Buy	1,000	11.9799	$-11,979.90
VRML Common Stock	06/07/2010	Buy	1,000	11.8	$-11,800.00
VRML Common Stock	06/07/2010	Buy	1,200	11.9	$-14,280.00
VRML Common Stock	06/07/2010	Buy	800	12.48	$-9,984.00
VRML Common Stock	12/08/2010	Buy	12,500	7.13	$-89,125.00
VRML Common Stock	31/08/2010	Buy	100	6.15	$-615.00
VRML Common Stock	31/08/2010	Buy	200	6.15	$-1,230.00
VRML Common Stock	31/08/2010	Buy	100	6.16	$-616.00
VRML Common Stock	31/08/2010	Buy	100	6.15	$-615.00
VRML Common Stock	31/08/2010	Buy	100	6.11	$-618.00
VRML Common Stock	31/08/2010	Buy	100	6.15	$-615.00
VRML Common Stock	31/08/2010	Buy	100	6.18	$-618.00
VRML Common Stock	31/08/2010	Buy	700	6.18	$-4,326.00
VRML Common Stock	31/08/2010	Buy	200	6.15	$-1,230.00
VRML Common Stock	31/08/2010	Buy	100	6.16	$-616.00
VRML Common Stock	31/08/2010	Buy	200	6.16	$-1,232.00
VRML Common Stock	01/09/2010	Buy	100	6.0925	$-609.25
VRML Common Stock	01/09/2010	Buy	100	6.1	$-610.00
VRML Common Stock	01/09/2010	Buy	200	6.09	$-1,218.00
VRML Common Stock	01/09/2010	Buy	200	6.0925	$-1,218.50
VRML Common Stock	01/09/2010	Buy	180	6.09	$-1,096.20
VRML Common Stock	01/09/2010	Buy	100	6.085	$-615.50
VRML Common Stock	01/09/2010	Buy	800	6.0999	$-4,879.92
VRML Common Stock	01/09/2010	Buy	100	6.085	$-608.50
VRML Common Stock	01/09/2010	Buy	100	6.097	$-609.70
VRML Common Stock	01/09/2010	Buy	100	6.1	$-610.00
VRML Common Stock	01/09/2010	Buy	20	6.1	$-122.00
VRML Common Stock	02/09/2010	Buy	213	5.95	$-1,267.35
VRML Common Stock	02/09/2010	Buy	100	5.94	$-594.00
VRML Common Stock	02/09/2010	Buy	100	5.93	$-600.00
VRML Common Stock	02/09/2010	Buy	87	5.94	$-516.78

Description	Date(dd/mm/yyyy)	Buy or Sell	Quantity	Price	Proceeds
VRML Common Stock	02/09/2010	Buy	400	5.9499	$-2,379.96
VRML Common Stock	02/09/2010	Buy	100	5.93	$-593.00
VRML Common Stock	02/09/2010	Buy	100	5.935	$-600.50
VRML Common Stock	02/09/2010	Buy	200	6.02	$-1,204.00
VRML Common Stock	02/09/2010	Buy	100	5.96	$-596.00
VRML Common Stock	02/09/2010	Buy	100	5.96	$-596.00
VRML Common Stock	02/09/2010	Buy	100	6.02	$-602.00
VRML Common Stock	02/09/2010	Buy	100	5.96	$-596.00
VRML Common Stock	02/09/2010	Buy	100	6.01	$-601.00
VRML Common Stock	02/09/2010	Buy	200	6.02	$-1,204.00
VRML Common Stock	08/09/2010	Buy	1,200	5.48	$-6,576.00
VRML Common Stock	08/09/2010	Buy	100	5.48	$-555.00
VRML Common Stock	08/09/2010	Buy	400	5.48	$-2,192.00
VRML Common Stock	08/09/2010	Buy	100	5.49	$-549.00
VRML Common Stock	08/09/2010	Buy	100	5.49	$-549.00
VRML Common Stock	08/09/2010	Buy	100	5.48	$-548.00
VRML Common Stock	08/09/2010	Buy	200	5.72	$-1,144.00
VRML Common Stock	08/09/2010	Buy	100	5.71	$-571.00
VRML Common Stock	08/09/2010	Buy	1,300	5.72	$-7,436.00
VRML Common Stock	08/09/2010	Buy	100	5.68	$-568.00
VRML Common Stock	08/09/2010	Buy	100	5.67	$-574.00
VRML Common Stock	08/09/2010	Buy	100	5.72	$-572.00
VRML Common Stock	08/09/2010	Buy	100	5.71	$-571.00
VRML Common Stock	10/09/2010	Buy	100	5.5899	$-558.99
VRML Common Stock	10/09/2010	Buy	1,900	5.59	$-10,628.00
VRML Common Stock	13/09/2010	Buy	1,800	5.65	$-10,170.00
VRML Common Stock	13/09/2010	Buy	65	5.65	$-367.25
VRML Common Stock	13/09/2010	Buy	35	5.65	$-197.75
VRML Common Stock	13/09/2010	Buy	100	5.65	$-572.00
VRML Common Stock	14/09/2010	Buy	500	5.7	$-2,857.00
VRML Common Stock	14/09/2010	Buy	1,500	5.7	$-8,550.00
VRML Common Stock	01/10/2010	Buy	1,000	5.35	$-5,357.00
VRML Common Stock	09/11/2010	Buy	250	6.86	$-1,722.00
VRML Common Stock	30/11/2010	Buy	100	4.9	$-490.00
VRML Common Stock	30/11/2010	Buy	100	4.9	$-490.00
VRML Common Stock	30/11/2010	Buy	400	4.8899	$-1,962.96
VRML Common Stock	30/11/2010	Buy	100	4.89	$-489.00
VRML Common Stock	22/12/2010	Buy	31,794	6.501208	$-206,706.41

Description	Date(dd/mm/yyyy)	Buy or Sell	Quantity	Price	Proceeds
VRML Common Stock	23/12/2010	Buy	13,600	7.432435	$-101,108.12
VRML Common Stock	27/12/2010	Buy	5,000	8.96	$-44,807.00
VRML Common Stock	27/12/2010	Buy	10,000	8.931915	$-89,326.15
VRML Common Stock	28/12/2010	Buy	5,000	8.072394	$-40,368.97
VRML Common Stock	30/12/2010	Buy	5,000	7.377	$-36,892.00
VRML Common Stock	31/12/2010	Buy	5,000	7.417744	$-37,095.72
VRML Common Stock	31/12/2010	Buy	1,000	7.34998	$-7,356.98
VRML Common Stock	31/12/2010	Buy	1,000	7.31496	$-7,321.96
VRML Common Stock	03/01/2011	Buy	2,000	6.8886	$-13,784.20
VRML Common Stock	14/02/2011	Buy	300	5.7	$-1,717.00
VRML Common Stock	14/02/2011	Buy	1,000	5.64996	$-5,656.96
VRML Common Stock	14/02/2011	Buy	1,000	5.637	$-5,644.00
VRML Common Stock	14/02/2011	Buy	1,000	5.6	$-5,607.00
VRML Common Stock	03/05/2011	Buy	1,000	4.0699	$-4,076.90
VRML Common Stock	05/05/2011	Buy	6	3.99	$-30.94
VRML Common Stock	11/05/2011	Buy	1,000	3.52	$-3,527.00
VRML Common Stock	16/06/2011	Buy	200	3.78995	$-764.99
VRML Common Stock	16/06/2011	Buy	1,100	3.8399	$-4,230.89
VRML Common Stock	16/06/2011	Buy	200	3.8399	$-774.98
VRML Common Stock	14/07/2011	Buy	1,000	3.98	$-3,987.00
VRML Common Stock	08/08/2011	Buy	2,500	2.45	$-6,132.00
VRML Common Stock	08/08/2011	Buy	2,000	2.7499	$-5,506.80
VRML Common Stock	05/10/2011	Buy	1,000	1.96	$-1,967.00
VRML Common Stock	10/10/2011	Buy	900	1.88	$-1,699.00
VRML Common Stock	10/10/2011	Buy	1,000	1.9299	$-1,936.90
VRML Common Stock	11/10/2011	Buy	1,000	1.86	$-1,867.00
VRML Common Stock	18/10/2011	Buy	1,000	1.99	$-1,997.00
VRML Common Stock	20/10/2011	Buy	1,000	1.8999	$-1,906.90

Gregory V. Novak

SCHEDULE OF ALL TRANSACTIONS IN SECURITIES OF VERMILLION, INC. OVER THE PAST TWO YEARS

3/7/11 Purchase 25,000 shares of Common Stock at $5.04924 per share ($126,231.00)

5/16/11 Sale 3,300 shares of Common Stock at $5.45108 per share ($17,988.55)

EXHIBIT 2

Press Release

Concerned Vermillion Stockholders Announce Nomination of New Members to

the Board of Directors of Vermillion, Inc.

PHILADELPHIA, Feb. 29, 2012 /PRNewswire/ -- George Bessenyei, Robert S. Goggin and Gregory V. Novak (the "Concerned Vermillion Stockholders" or “Group”) on February 15, 2012 submitted to the Corporate Secretary of Vermillion, Inc. (Nasdaq: VRML) their notice of their intent to nominate two proposed directors to the board of Vermillion for election at the Vermillion 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The nominees are Gregory V. Novak and Robert S. Goggin. Both of these individuals are experienced investors, highly skilled in effective management, and long term stockholders of Vermillion. Gail S. Page (“Page”), the CEO of the company, and John F. Hamilton (“Hamilton”) currently hold the two board seats that are scheduled to be elected at the upcoming Annual Meeting. The Concerned Vermillion Shareholders seek to replace Page and Hamilton as directors with Mr. Novak and Mr. Goggin.

“It is time for change and a fresh start. As we have all painfully witnessed, the company is on a downward spiral to certain self-destruction in the front of our eyes, plagued by gross mismanagement. Page and Hamilton have alternatively sat idle or actively caused a monumental damage to stockholder value; Vermillion’s stock price has declined over 90% over the past two years. At the same time, these individuals collected $5.8 million combined in compensation as ostensible reward for this massive annihilation of value.

The next chapter of the Vermillion story should be written by honest and capable persons, such as Robert S. Goggin and Gregory V. Novak. They will press for the necessary changes, and obliterate the self-serving policies and tactics that have eroded stockholder value. It is time to unlock the potential of Vermillion’s assets.

Vermillion's OVA1 test has unmatched sensitivity and has already saved countless lives. The 15,000 tests sold in 2011 with a $650 list price have the potential of generating $10 million in revenue, once the reimbursement issues are ironed out. Even a conservative valuation based on existing levels of sales of OVA1 should place its value in the range of $50 million (or $3.35/share). Any future growth will simply provide upside to that.

Vermillion's other product in the pipeline, the Peripheral Artery Disease (PAD) test, addresses a minimum $1 billion market opportunity, yet it is largely ignored by the investment community. Any other company, having such a blockbuster test in an advanced stage of development, would be valued north of $100 million (or $6.71/share), but the market is unwilling to put its trust in current management given their historic performance.

Simply put: the sum of all parts is likely 10 times higher than the current market capitalization of Vermillion, creating a unique opportunity for a turn around that can truly benefit shareholders.

The new board members will ensure (among other things) that capable management start renegotiating agreements, streamline operations to eliminate bloat, and accelerate the FDA approval process for PAD," said George Bessenyei, member of the Group.

Please stay tuned as we will detail our goals and proposals in subsequent announcements and filings. In the meantime, please be assured that we also have identified and started preliminary discussions with potential CEO candidates, in order to facilitate a smooth transition in management.

The biographies of Concerned Vermillion Stockholders’ Nominees:

Nominee Gregory V. Novak

Gregory V. Novak, 50 years old, is a lawyer in private practice and Managing Partner and CEO of Novak Druce + Quigg, LLP, a law firm with offices in Washington, D.C., Houston, San Francisco, Silicon Valley and West Palm Beach. Mr. Novak serves as national intellectual property counsel to a number of publicly traded corporations. He also manages Novak Druce’s industry-leading patent re-examination practice. In 2009, Greg Novak launched the Novak Druce Centre for Professional Service Firms at the University of Oxford’s Said Business School. He earned an MBA from the University of Oxford where he was a member of Hertford College. In addition to sponsoring the Novak Druce Centre, Greg sits on the Business Advisory Council at Oxford, is a board member of the Said Business School, and is Chairman of the Global Said Business School Alumni Association. He is also an active alum of Rice University where he is a Community Associate at Will Rice College, sits on the Annual Fund Committee and is a Fundraising Challenge sponsor of two colleges. He also sits on the board of the Max Planck Foundation.

Novak’s extensive knowledge in intellectual property management will be very valuable for Vermillion, where key assets are patents and know-how.

Nominee Robert S. Goggin

Robert S. Goggin, III, 48 years old, is an attorney in private practice and an owner and director of Keller & Goggin P.C., a law firm with offices in Philadelphia and Trenton, New Jersey. Mr. Goggin is a graduate of St. Joseph’s University and Widener University School of Law. Mr. Goggin began his career in the Philadelphia District Attorney’s Office in 1989. Among other clients, Mr. Goggin has represented various unions including correctional officers, tradesmen and laborers. This experience helped him refine his litigation, reconciliation and management abilities.

Goggin has been advocating for change at Vermillion since early 2011. Time has proven his ideas and concerns to be valid. He would be a board member representing long term stockholder’s interest, something that clearly has been missing at Vermillion over the last two years.

THE PARTICIPANTS IN THE GROUP’S SOLICITATION OF PROXIES CONSIST OF ONLY MR. BESSENYEI, MR. NOVAK AND MR. GOGGIN (THE MEMBERS OF THE GROUP) AT THIS TIME. THE GROUP TODAY HAS FILED SOLICITING MATERIALS, INCLUDING THIS PRESS RELEASE, WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON SCHEDULE 14A PURSUANT TO RULE 14a-12 OF THE RULES AND REGULATIONS PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. STOCKHOLDERS OF VERMILLION CAN OBTAIN COPIES OF THIS FILING, WHICH CONTAINS THE REQUIRED INFORMATION UNDER SUCH RULE REGARDING THE IDENTITY AND BACKGROUND OF THE MEMBERS OF THE GROUP, AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS AND OTHERWISE, AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION OF PROXIES BY MEMBERS OF THE GROUP FROM THE STOCKHOLDERS OF VERMILLION, INC. FOR USE AT ITS 2012 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF VERMILLION, INC AND ALSO WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

Concerned Vermillion Stockholders

T: 561-444-8180

Email: concerned_vrml@googlegroups.com

EXHIBIT 3

The Participants

The participants in the potential solicitation of proxies (the “Participants”) from stockholders of Vermillion, Inc. (“Vermillion” or the “Corporation”) may include the following: György B. Bessenyei (“Bessenyei”), Gregory V. Novak (“Novak”) and Robert S. Goggin (“Goggin”). The principal business address of (i) Bessenyei is Schulhausstrasse 11, Walchwil, Switzerland, (ii) Novak is 1000 Louisiana Street, 53rd Floor, 3 Wells Fargo Plaza, Houston, Texas 77002, and (iii) Goggin is 1528 Walnut Street, #900, Philadelphia, PA 19102. Bessenyei, Novak and Goggin are sometimes referred to as the “Group” or “Concerned Vermillion Stockholders.”

Each of Mr. Novak and Mr. Goggin (the “Nominees”) has consented to be nominated for election to the Corporation’s board of directors at the 2012 annual meeting of stockholders of the Corporation (the “2012 Annual Meeting”). The Participants expect to utilize any or all of the following to solicit proxies and otherwise support the effort to elect the Nominees: mail, other courier services, phone calls and meetings with stockholders, web sites, advertisements, published materials in print or on the internet, and engagement of a proxy solicitation firm. No proxy solicitation firm has been engaged to date.

Other than the Participants, no person has or is expected to contribute more than $500 towards financing the solicitation of proxies in favor of electing the Nominees or opposed to the election of any other persons nominated to stand for election for directorships at the 2012 Annual Meeting. There are no participants (as defined in the SEC’s proxy rules) in the proxy solicitation other than the Participants at this time. The Participants expect to engage a proxy solicitation firm at an appropriate time, but have not yet done so. Except as described herein, no person or entity has lent money or entered into any arrangement for financing or otherwise inducing the purchase, sale or holding by of securities by any Participant, or in support of any Participant or in opposition to any other candidate for election to the Board of Directors.

The costs for the proxy solicitation are expected to be provided by the members of the Group in the following proportions: 50% by Goggin, 25% by Bessenyei, 25% by Novak. There is no written agreement or formal arrangement among Bessenyei, Goggin and Novak to share such expenses at this time. The sole substantial interest in any proxy solicitation in favor of the Nominees and opposed to any other nominees for election to the Board of Directors by each of Bessenyei, Goggin and Novak is their record and beneficial ownership of shares of Common Stock of the Corporation, the desire of each of the Participants to elect the Nominees and, in the case of the Nominees, their desire to be directors of the Corporation.

Bessenyei is primarily engaged in the business of serving as a financial advisor investing in securities and as a partner in Oxford Capital Group. Goggin is primarily engaged in the business of serving as an attorney in private practice and an owner and director of Keller & Goggin, P.C., a law firm. Novak is primarily engaged in the business of serving as an attorney in private practice and managing partner and chief executive officer of Novak Druce + Quigg, partner in HalberdCross LLC, a private equity firm and a partner in Oxford Capital Group.

The Participants may be deemed to beneficially own, in the aggregate, 250,100 shares (the “Shares”) of the Corporation’s common stock (“Common Stock”), representing approximately 1.7% of the Corporation’s outstanding Common Stock (based upon the 14,900,831 shares of Common Stock stated to be outstanding as of December 31, 2011 by the Corporation in the Corporation’s Form 10-Q/A filed for the quarterly period ended June 30, 2011).

Bessenyei has sole voting power and sole dispositive power with regard to 90,500 shares of Common Stock, of which 500 shares of Common Stock are held of record. Novak has sole voting power and sole dispositive power with regard to 21,700 shares of Common Stock, of which 1,000 shares of Common Stock are held of record. Goggin has sole voting power and sole dispositive power with regard to 137,100 shares of Common Stock, of which 0 shares of Common Stock are held of record.

The information contained in the Nomination Letter as Exhibit 1 is hereby incorporated by reference in its entirety into this Exhibit 3.